Exhibit 99.1

Greenland Energy Company Announces Extension of Jameson Land Farm-Out Agreement with 80 Mile plc

DENVER, September 24, 2026 /PRNewswire/ - Greenland Energy Company (the “Company”) (NASDAQ: GLND) today announced that it has entered into a Deed of Variation and Novation (the “Deed”) with 80 Mile plc (AIM: 80M) (“80 Mile”) and March GL Company, a wholly owned subsidiary of the Company (“March GL”), relating to the parties’ existing Farm Out Agreement concerning the Jameson Land Basin in East Greenland.

Under the Deed, Greenland Energy Company has assumed March GL’s rights and obligations under the Farm-Out Agreement. The longstop date applicable to the first exploration well has been extended from December 31, 2026 to December 31, 2028, and the longstop date applicable to the second exploration well has been extended from December 31, 2027 to December 31, 2028.

Under the Deed, Greenland Energy Company will take sole responsibility, at its own cost, for securing and maintaining the permits and approvals required for the Jameson Land drilling program. 80 Mile will remain responsible for other Government Consents required under the Farm-Out Agreement and will provide reasonable assistance with the Company’s permitting activities.”.

In consideration for 80 Mile entering into the Deed and agreeing to the amendments and arrangements contemplated by it, Greenland Energy Company will pay 80 Mile a fee of £500,000 within five business days of the effective date.

Robert Price, Chief Executive Officer of Greenland Energy Company, commented:

“This amendment provides the additional time and a clear framework for us to continue advancing the Jameson Land program while the required permitting process progresses. Importantly, the underlying Farm-Out Agreement remains in full force and effect, and the revised timetable allows us to preserve the substantial operational preparation already undertaken while aligning future activity with the necessary regulatory approvals.

“By taking direct responsibility for the project specific permitting process, Greenland Energy can work closely with the relevant stakeholders and authorities as we advance the project. We appreciate 80 Mile’s continued cooperation and look forward to progressing the Jameson Land program under the revised timetable.”

Additional information regarding the Deed is contained in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission.

About Greenland Energy Company

Greenland Energy Company is an exploration stage oil and gas company focused on responsibly exploring and seeking to develop Greenland’s hydrocarbon resources, with an emphasis on the Jameson Land Basin in East Greenland. The Company’s primary mission is to unlock the frontier hydrocarbon potential of the Jameson Land Basin, an approximately 2 million acre onshore licensed area, through the application of modern exploration technologies. The Company is advancing preparations for future exploration activity in the region. For more information, please visit www.GreenlandEnergyCo.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this press release, are forward-looking statements. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are based on current expectations, estimates, assumptions and projections and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to those described under “Risk Factors” in our Registration Statement on Form S-1, as amended, and in our other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required under applicable securities laws. You should not place undue reliance on any forward-looking statements.

Contact:
contact@greenlandenergyco.com

SOURCE: Greenland Energy Company